EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Bullfrog AI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Primary Offering
Fees to be Paid	Equity	Units consisting of shares of Common Stock, par value $0.00001 per share (“Common Stock”), Warrants to purchase Common Stock (1)	457	(o)	1,515,294	—	$9,849,411	(2)	0.00011020	$1,085.41

	Equity	Common Stock, par value $0.0001 per share, included as part of the Units	457	(o)	—	—	Included with above Units.		—	—
	Other	Tradeable Warrants to purchase Common Stock, included as part of the Units	457(o) and 457(g)		—	—	Included with above Units.		—	—
	Other	Non-tradeable Warrants to purchase Common Stock, included as part of the Units	457(o) and 457(g)				Included with above Units.
	Equity	Common Stock issuable upon exercise of the Tradeable Warrants included as part of the Units	457	(o)	1,515,294	—	$11,819,293	(2)	0.00011020	$1,302.49
	Equity	Common Stock issuable upon exercise of the Non-Tradeable Warrants included as part of the Units	457	(o)	1,515,294		12,311,764	(2)	0.00011020	$1,356.76
Secondary Offering
Fees to be Paid	Equity	Common Stock, par value $.00001 per share	457	(o)	1,985,373	—	$12,904,925	(3)	0.00011020	$1,422.13
		Total Primary Offering Amount					$33,980,468		—	$3,744.66
		Total Secondary Offering Amount					$12,656,370.38		—	$1,422.13
		Total Fees Previously Paid								$3,455.34
		Net Fee Due								$1,711.45

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 1,985,373 representing the number of shares covered by the resale prospectus by an assumed price of $6.5 per Unit.